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                                                                   Exhibit 10.72


                                MASTER AGREEMENT

         RELATING TO THE CROSS LICENSE OF CERTAIN INTELLECTUAL PROPERTY
                                AND COLLABORATION
                                 BY AND BETWEEN
                                 HYBRIDON, INC.
                             a Delaware corporation

                                       AND

                           ISIS PHARMACEUTICALS, INC.
                             a Delaware corporation





                            DATED AS OF MAY 24, 2001




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                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
ARTICLE 1- DEFINED TERMS..........................................................................................1

         1.1      Definitions.....................................................................................1

ARTICLE 2 - COLLABORATION AND LICENSE AGREEMENT AND OTHER
         CONSIDERATION............................................................................................6

         2.1      Execution of Collaboration and License Agreement................................................6
         2.2      Additional Hybridon Consideration...............................................................7
         2.3      Additional Isis Consideration..................................................................11
         2.4      Restrictive Legend.............................................................................16

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF HYBRIDON...........................................................16

         3.1      Organization and Good Standing; Power..........................................................16
         3.2      Authorization..................................................................................17
         3.3      No Violation...................................................................................17
         3.4      No Consent Required............................................................................17
         3.5      Issuance.......................................................................................18
         3.6      Litigation.....................................................................................18
         3.7      Investment Representations.....................................................................18
         3.8      SEC Filings....................................................................................19
         3.9      Brokers or Finders.............................................................................19

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF ISIS...............................................................19

         4.1      Organization and Good Standing; Power..........................................................19
         4.2      Authorization..................................................................................19
         4.3      No Violation...................................................................................20
         4.4      No Consent Required............................................................................20
         4.5      Issuance.......................................................................................20
         4.6      Litigation.....................................................................................20
         4.7      Investment Representations.....................................................................21
         4.8      SEC Filings....................................................................................21
         4.9      Brokers or Finders.............................................................................21

ARTICLE 5 - CLOSING DELIVERIES OF ISIS...........................................................................22


ARTICLE 6 - CLOSING DELIVERIES OF HYBRIDON.......................................................................22


ARTICLE 7 - REGISTRATION RIGHTS..................................................................................22

         7.1      Hybridon Registration Obligations..............................................................22
         7.2      Isis Registration Obligations..................................................................24
         7.3      Filing Requirements............................................................................25
         7.4      Limitation on Registration Obligations.........................................................26

ARTICLE 8 - POST EFFECTIVE COVENANTS.............................................................................27

         8.1      Isis's Voting Restrictions.....................................................................27


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
         8.2      Hybridon's Voting Restrictions.................................................................27
         8.3      Restrictions on Isis's Sale of its Hybridon Common Stock.......................................27
         8.4      Restrictions on Hybridon's Sale of its Isis Common Stock.......................................28
         8.5      Certain Transactions Prohibited................................................................28
         8.6      Waiver of Restrictions.........................................................................29
         8.7      Reservation of Shares..........................................................................29
         8.8      Change in Control of Hybridon..................................................................29
         8.9      Change in Control of Isis......................................................................29

ARTICLE 9 - INDEMNIFICATION AND CONTRIBUTION.....................................................................29

         9.1      Indemnification................................................................................29

ARTICLE 10 - TERM AND EVENTS OF DEFAULT..........................................................................31

         10.1     Term...........................................................................................31
         10.2     Events of Default..............................................................................31
         10.3     Remedies Upon an Event of Default..............................................................32
         10.4     Survival.......................................................................................32
         10.5     Failure to Make Master Agreement Deliveries....................................................32

ARTICLE 11 - MISCELLANEOUS PROVISIONS............................................................................33

         11.1     Adjustments for Dividends, Splits, Reorganizations, Reclassifications, Etc.....................33
         11.2     Successors and Assigns.........................................................................33
         11.3     Notices........................................................................................34
         11.4     Entire Agreement; Amendments; Attachments......................................................35
         11.5     Severability...................................................................................35
         11.6     Investigation of the Parties...................................................................35
         11.7     Expenses.......................................................................................35
         11.8     Governing Law..................................................................................36
         11.9     Section Headings...............................................................................36
         11.10    Counterparts...................................................................................36
         11.11    Waiver and Modification........................................................................36
         11.12    No Waiver......................................................................................36
         11.13    Further Assurances.............................................................................36
         11.14    Dispute Resolution.............................................................................36
         11.15    No Consequential Damages.......................................................................36
         11.16    Confidentiality................................................................................37

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                                MASTER AGREEMENT

     This Master Agreement (this "MASTER AGREEMENT") dated as of May 24, 2001, is entered into by and between Hybridon, Inc., a Delaware corporation with its principal place of business at Cambridge, Massachusetts ("HYBRIDON"), and Isis Pharmaceuticals, Inc., a Delaware corporation with its principal place of business at Carlsbad, California ("ISIS").

                                   WITNESSETH:

     WHEREAS, each of Hybridon and Isis owns or licenses intellectual property that it wishes to license to the other; and

     WHEREAS, as partial consideration for such license of intellectual property, Hybridon and Isis each intends to issue shares of common stock to the other and Isis intends to pay Hybridon a cash payment contemporaneously with the execution of this Master Agreement; and

     WHEREAS, each of the parties has expended significant efforts and resources in the research and development of antisense technology and the payments to be made under this Master Agreement to each party hereto will allow each party hereto to recoup such expenditures; and

     WHEREAS, the parties hereto wish to enter into a binding agreement with respect to the specific transactions and agreements set forth in this Master Agreement; and

     WHEREAS, each of the parties to this Master Agreement desires to make certain representations, warranties and agreements in connection with the transactions contemplated hereby and also to prescribe various conditions thereto.

     NOW, THEREFORE, in consideration of the foregoing recitals, the provisions and the respective agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1

                                  DEFINED TERMS
                                  -------------

     1.1 DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meanings set forth below:

     "AFFILIATE" means, with respect to a person or entity, any corporation, company, partnership, joint venture or other entity which controls, is controlled by, or is under common control with such person or entity. For purposes of this definition, "control" shall mean (a) in the case of corporate entities, direct or indirect ownership of fifty percent (50%) or more of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-

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corporate entities, direct or indirect ownership of fifty percent (50%) or more of the equity interest with the power to direct the management and policies of such non-corporate entities.

     "AVERAGE CLOSING PRICE" means the Closing Prices of either Isis Common Stock or Hybridon Common Stock, as the context requires, averaged over any number of trading days as specified in this Master Agreement.

     "CHANGE IN CONTROL TRANSACTION" means (a) any sale or transfer of all or substantially all of the assets of a Party to another individual, corporation or entity ("Type A"), (b) any merger, consolidation, reorganization, share exchange or business combination of a Party into or with another corporation or entity, with the result that, upon conclusion of the transaction, the voting securities of such Party immediately prior thereto do not represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 40% of the combined voting power of the voting securities of the continuing or surviving corporation or entity of such consolidation, merger, reorganization, share exchange or business combination ("Type B"), (c) any direct or indirect acquisition of securities in which a "person" or "group" (as used in Rule 13d-1 of the Exchange Act) directly or indirectly acquires beneficial or record ownership of voting securities of a Party representing at least 60% of the outstanding voting securities of such Party ("Type C"), or (d) any event that results in the securities of a Party issued or issuable under
SECTION 2.2 (including SECTION 2.2(c)) or SECTION 2.3 (including SECTION 2.3(c)), as the case may be, no longer being a class of securities registered with the Commission pursuant to Section 12 of the Exchange Act ("Type D").

     "CLOSING PRICE" means the midpoint of the high and low sale price of a share of the Hybridon Common Stock or the Isis Common Stock, as applicable, on any given day as reported on the Stock Market on which such security is traded.

     "COMMISSION" means the Securities and Exchange Commission.

     "EFFECTIVE DATE" means the date on which this Master Agreement is executed by the Parties.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "HYBRIDON COMMON STOCK" means the common stock, $.001 par value per share, of Hybridon.

     "HYBRIDON INTELLECTUAL PROPERTY" shall have the meaning set forth in the License Agreement.

     "HYBRIDON MARKET PRICE" means the Market Price of Hybridon Common Stock.

     "HYBRIDON MAXIMUM PRICE" means $3 for the first Hybridon Tranche Period, $4 for the second Hybridon Tranche Period and $5 for the third Hybridon Tranche Period, each as may be adjusted from time to time pursuant to SECTION 11.1.


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     "HYBRIDON MINIMUM PRICE" means $1, as may be adjusted from time to time pursuant to SECTION 11.1.

     "HYBRIDON RESTRICTED STOCK" means all shares of Hybridon Common Stock issued to Isis pursuant to this Master Agreement and all shares of capital stock which may, from time to time, be issued in respect of any such shares of capital stock, including, without limitation, all shares issued as a stock dividend, as a result of a stock split or pursuant to any reorganization, recapitalization, merger, consolidation or similar event.

     "HYBRIDON TRANCHE PAYMENT" means the stock issuance to be made by Hybridon to Isis with respect to a Hybridon Tranche Period or, if permitted, the cash to be paid by Hybridon to Isis in lieu of such stock issuance.

     "HYBRIDON TRANCHE PAYMENT DATE" means, as to a Hybridon Tranche Period, the next business day following the last day of the Hybridon Tranche Period or, if prior to such day, the date on which the Hybridon Tranche Payment for such Hybridon Tranche Period becomes payable pursuant to SECTION 2.2(b).

     "HYBRIDON TRANCHE PERIOD" means any one of the three successive twelve-month periods commencing on the Effective Date.

     "ISIS COMMON STOCK" means the common stock, $.001 par value per share, of Isis.

     "ISIS INTELLECTUAL PROPERTY" shall have the meaning set forth in the License Agreement.

     "ISIS MARKET PRICE" means the Market Price of the Isis Common Stock.

     "ISIS MAXIMUM PRICE" means $14 for the first Isis Tranche Period, $20 for the second and third Isis Tranche Period, and $26 for the fourth Isis Tranche Period, each as may be adjusted from time to time pursuant to SECTION 11.1.

     "ISIS MINIMUM PRICE" means $7, as may be adjusted from time to time pursuant to SECTION 11.1.

     "ISIS RESTRICTED STOCK" means all shares of Isis Common Stock issued to Hybridon pursuant to this Master Agreement and all shares of capital stock which may, from time to time, be issued in respect of any such shares of capital stock, including, without limitation, all shares issued as a stock dividend, as a result of a stock split or pursuant to any reorganization, recapitalization, merger, consolidation or similar event.

     "ISIS TRANCHE PAYMENT" means the stock issuance to be made by Isis to Hybridon with respect to an Isis Tranche Period or, if permitted, the cash to be paid by Isis to Hybridon in lieu of such stock issuance.


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     "ISIS TRANCHE PAYMENT DATE" means, as to a Isis Tranche Period, the next business day following the last day of the Isis Tranche Period or if prior to such day, the date on which the Isis Tranche Payment becomes payable pursuant to
SECTION 2.3(b).

     "ISIS TRANCHE PERIOD" means any one of the four successive six-month periods commencing on the Effective Date.

     "LOST PROFITS" means the product of (i) the number of shares of stock that should have been (but were not) issued to the non-breaching Party (the "UNISSUED STOCK") on the date specified in this Master Agreement (the "REQUIRED ISSUANCE DATE") and (ii) the excess, if any, of (a) the highest Closing Price on any date during the period from and including the Required Issuance Date (or the trading day immediately preceding the Required Issuance Date if the required Issuance Date is not a trading day on the Stock Market on which the stock of the breaching Party trades) up to the date the Unissued Stock is actually issued to the non-breaching Party (the "ACTUAL ISSUANCE DATE"), over (b) the Closing Price on the Actual Issuance Date (or the trading day immediately preceding the Actual Issuance Date if the Actual Issuance Date is not a trading day on the Stock Market on which the stock of the breaching Party trades). In the event that the breaching Party shall have distributed any dividends in cash, stock or other property on or after the Required Issuance Date and on or prior to the Actual Issuance Date, or fixed a record date for the determination of stockholders entitled to receive a distribution of any dividends in cash, stock or other property which record date occurs on or after the Required Issuance Date and on or prior to the Actual Issuance Date, then Lost Profits shall also include the total dividends in cash, stock or other property which the non-breaching Party would have been otherwise entitled to receive if the Unissued Stock had been issued to the non-breaching Party on the Required Issuance Date.

     "MARKET PRICE" means the Average Closing Price of Isis Common Stock or Hybridon Common Stock, as the case may be, for the 20 trading days immediately preceding a specified date.

     "PARTY" means Hybridon or Isis and "PARTIES" means Hybridon and Isis. As used in this Master Agreement, references to third parties do not include a Party or its Affiliates.

     "PER SHARE TRANSACTION VALUE" means

          (a) in the case of Type A Change in Control Transaction, the value, as determined in good faith by the board of directors of the Party whose assets are being sold, of the distributions which the holder of one share of Hybridon or Isis Common Stock, as the case may be, would be entitled to receive (including the dilutive effect of the Hybridon or Isis Common Stock to be issued under
Section 2.2(b)(iv) or Section 2.3(b)(iv), as the case may be, and of all other shares of Hybridon or Isis Common Stock which may be issued upon the conversion or exercise of securities of Hybridon or Isis, as the case may be, the issuance of which would be dilutive in light of the amount that will be available for distribution upon liquidation) if the Party selling its assets were to be liquidated upon consummation of the Change in Control Transaction, PROVIDED, HOWEVER, that in determining Per Share Transaction Value under this subparagraph
(a)


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no consideration shall be given to any earn-outs or any other future payments to be determined after the consummation of the Change in Control Transaction, except any payments of amounts held in escrow; or

          (b) in the case of a Type B Change in Control Transaction,

               (i) if the agreement of merger or other instrument governing the consideration to be issued provides for a cash purchase price exclusively, the cash purchase price that shall be paid in exchange for one share of Hybridon or Isis Common Stock, as the case may be, pursuant to the terms of the agreement of merger or other instrument governing the consideration to be issued;

               (ii) if the agreement of merger or other instrument governing the consideration to be issued provides for a fixed exchange ratio exclusively pursuant to which each share of Hybridon or Isis Common Stock, as the case may be, will be exchanged in the Change in Control Transaction solely for capital stock of the acquiror or other surviving entity (the acquiror or other surviving entity, the "Surviving Entity"), the value of the shares of capital stock of the Surviving Entity exchanged for one share of Hybridon or Isis Common Stock, as the case may be, pursuant to the terms of the agreement of merger or other instrument governing the consideration to be issued, which value shall be determined by multiplying:

                   (A) the average of the midpoint of the high and low sale price of a share of such Surviving Entity's capital stock on the Stock Market on which such capital stock is traded for the 20 trading days immediately preceding the date the Change in Control Transaction is consummated (or, if the Surviving Entity is not traded on a Stock Market, the fair market value of a share of such Surviving Entity's capital stock on the date immediately preceding the date the Change in Control Transaction is consummated, as determined in good faith by the board of directors of the Party which is a party to the Change in Control Transaction), by

                   (B) the number of shares of such Surviving Entity's capital stock to be exchanged in the Change in Control Transaction for each share of Hybridon or Isis Common Stock, pursuant to the terms of the agreement of merger or other instrument governing the consideration to be issued;

               (iii) if the agreement of merger or other instrument governing the consideration to be issued provides that the number of shares of capital stock of the Surviving Entity to be issued in exchange for one share of Hybridon or Isis Common Stock, as the case may be, shall be determined based on a fixed dollar amount of the Surviving Entity's capital stock, the fixed dollar value attributed by the parties to the Change in Control Transaction to one share of Hybridon or Isis Common Stock, as the case may be, pursuant to the terms of the agreement of merger or other instrument governing the consideration to be issued; or


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               (iv) if the agreement of merger or other instrument governing the consideration to be issued provides that the consideration to be exchanged in the Change in Control Transaction for one share of Hybridon or Isis Common Stock, as the case may be, shall consist of any combination of cash, stock (including stock issued pursuant to a fixed exchange ratio or a fixed dollar value) or other property of the Surviving Entity, the value of the consideration to be exchanged in the Change in Control Transaction for one share of Hybridon or Isis Common Stock, as the case may be, as determined in good faith by the Board of Directors of the Party which is a party to the Change in Control Transaction, which determination shall reflect the valuation methodologies provided in clauses (i), (ii) and/or (iii) above to the extent that an element or elements of the consideration is covered by clauses (i), (ii) and/or (iii);

     PROVIDED, HOWEVER, that in determining Per Share Transaction Value under this subparagraph (b) no consideration shall be given to any earn-outs or any other future payments to be determined after the consummation of the Change in Control Transaction, except any payments of amounts held in escrow; or

          (c) in the case of a Type C Change in Control Transaction, the Market Price as of the date that such Change in Control Transaction becomes effective.

     "RESTRICTION PERIOD" shall mean ten (10) years or such lesser period as is provided for in SECTION 8.8, in the case of Hybridon, or in SECTION 8.9, in the case of Isis.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "STOCK MARKET" means the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, or the OTC Bulletin Board.

     "TRANSACTION DOCUMENTS" means this Master Agreement, the License Agreement, and any other document or agreement executed in connection herewith or therewith on the Effective Date.

                                   ARTICLE 2

           COLLABORATION AND LICENSE AGREEMENT AND OTHER CONSIDERATION
           -----------------------------------------------------------

     2.1 EXECUTION OF COLLABORATION AND LICENSE AGREEMENT. Subject to and upon the terms and conditions set forth in this Master Agreement, and in reliance upon the respective representations and warranties made herein by each of the Parties on the Effective Date, each of Hybridon and Isis shall execute and deliver to the other the Collaboration and License Agreement attached hereto as EXHIBIT A (the "LICENSE AGREEMENT").


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     2.2 ADDITIONAL HYBRIDON CONSIDERATION.

          (a) HYBRIDON TRANCHE PAYMENTS. In consideration for the agreements contained in this Master Agreement, and the licenses contemplated by the License Agreement, unless paid or issued earlier pursuant to SECTION 2.2(b), on the next business day following the end of each Hybridon Tranche Period, Hybridon shall issue to Isis a number of shares of Hybridon Common Stock equal to $2,000,000 divided by the Hybridon Market Price as of the last day of such Hybridon Tranche Period; provided however, that if such Hybridon Market Price is greater than the Hybridon Maximum Price applicable to such Hybridon Tranche Period then such Hybridon Market Price shall be deemed to be the Hybridon Maximum Price applicable to such Hybridon Tranche Period for purposes of calculating the number of shares issuable hereunder for such Hybridon Tranche Period; and provided further, that if such Hybridon Market Price is less than the Hybridon Minimum Price, then such Hybridon Market Price shall be deemed to be the Hybridon Minimum Price for purposes of calculating the number of shares issuable hereunder for such Hybridon Tranche Period.

          (b) ACCELERATION OF HYBRIDON TRANCHE PAYMENTS.

               (i) ACCELERATION EVENTS DURING FIRST HYBRIDON TRANCHE PERIOD. If at any time after the Effective Date the Hybridon Market Price as of any date on or before the last day of the first Hybridon Tranche Period:

                    (A) is greater than $5.00, then within ten (10) business days of such date, Hybridon shall issue to Isis 1,566,667 shares of Hybridon Common Stock less any shares previously issued or then issuable to Isis pursuant to SECTIONS 2.2(b)(i)(B) or (C), in lieu of all Hybridon Tranche Payments, and upon such date Hybridon shall have no further obligations under this SECTION 2.2 other than to issue the shares of Hybridon Common Stock that are otherwise issuable as of such date and as provided for under this SECTION 2.2(b)(i)(A).

                    (B) is greater than $4.00, but not greater than $5.00, then within ten (10) business days of such date, Hybridon shall issue to Isis 1,166,667 shares of Hybridon Common Stock less any shares previously issued or then issuable to Isis pursuant to SECTION 2.2(b)(i)(C), in lieu of the first and second Hybridon Tranche Payments, and upon such date Hybridon shall have no further obligations under SECTION 2.2 with respect to the first and second Hybridon Tranche Periods, under this SECTION 2.2(b)(i)(B) or under
          SECTION 2.2(B)(i)(c) other than to issue the shares of Hybridon Common Stock that are otherwise issuable as of such date and as provided for under this SECTION 2.2(b)(i)(B).

                    (C) is greater than $3.00, but not greater than $4.00, then within ten (10) business days of such date, Hybridon shall issue to Isis 666,667 shares of Hybridon Common Stock in lieu of the first Hybridon Tranche Payment and upon such date Hybridon shall have no further obligations under SECTION 2.2 with respect to the first Hybridon Tranche Period or under this SECTION 2.2(b)(i)(c)


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          other than to issue the shares of Hybridon Common Stock provided for under this SECTION 2.2(b)(i)(C).

               (ii) ACCELERATION EVENTS DURING SECOND HYBRIDON TRANCHE PERIOD. If the Hybridon Market Price as of any date which ends after the last day of the first Hybridon Tranche Period and on or before the last day of the second Hybridon Tranche Period:

                    (A) is greater than $5.00, then within ten (10) business days of such date, Hybridon shall issue to Isis 900,000 shares (or 400,000 shares if shares have been previously issued or are then issuable to Isis pursuant to SECTION 2.2(b)(i)(B)) of Hybridon Common Stock less any shares previously issued or then issuable to Isis pursuant to SECTION 2.2(b)(ii)(B), in lieu of all remaining Hybridon Tranche Payments, and upon such date Hybridon shall have no further obligations under this SECTION 2.2 other than to issue the shares of Hybridon Common Stock that are otherwise issuable as of such date and as provided for under this SECTION 2.2(b)(ii)(A).

                    (B) is greater than $4.00, but not greater than $5.00, and no shares have been previously issued or are then issuable to Isis pursuant to SECTION 2.2(b)(i)(B), then within ten (10) business days of such date, Hybridon shall issue to Isis 500,000 shares of Hybridon Common Stock in lieu of the second Hybridon Tranche Payment, and upon such date Hybridon shall have no further obligations under SECTION 2.2 with respect to the second Hybridon Tranche Period or under this
          SECTION 2.2(b)(ii)(B) other than to issue the shares of Hybridon Common Stock provided for under this SECTION 2.2(b)(ii)(B).

                    (C) is less than $1.00, then within ten (10) business days of such date, Hybridon shall, at its option, either: (x) issue to Isis 4,000,000 shares (or 2,000,000 shares if shares have been previously issued or are then issuable to Isis pursuant to either SECTION 2.2(b)(i)(b) or SECTION 2.2(b)(ii)(B)) of Hybridon Common Stock or (y) pay to Isis $4,000,000 (or $2,000,000 if shares have been previously issued or are then issuable to Isis pursuant to either SECTION 2.2(b)(i)(B) or 2.2(b)(ii)(B)), in lieu of all remaining Hybridon Tranche Payments, and upon such date Hybridon shall have no further obligations under this SECTION 2.2 other than to issue the shares of Hybridon Common Stock that are otherwise issuable as of such date and to issue the shares of Hybridon Common Stock or pay the cash provided for under this SECTION 2.2(b)(ii)(C).

               (iii) ACCELERATION EVENTS DURING THIRD HYBRIDON TRANCHE PERIOD. If the Hybridon Market Price as of any date which ends after the last day of the second Hybridon Tranche Period and on or before the last day of the third Hybridon Tranche Period:


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


                    (A) is greater than $5.00, then within ten (10) business days of such date, Hybridon shall issue to Isis 400,000 shares of Hybridon Common Stock in lieu of all remaining Hybridon Tranche Payments, and upon such date Hybridon shall have no further obligations under this SECTION 2.2 other than to issue the shares of Hybridon Common Stock that are otherwise issuable as of such date and as provided for under this SECTION 2.2(b)(iii)(A).

                    (B) is less than $1.00, then within ten (10) business days of such date, Hybridon shall, at its option, either (x) issue to Isis 2,000,000 shares of Hybridon Common Stock or (y) pay to Isis $2,000,000, in lieu of all remaining Hybridon Tranche Payments, and upon such date Hybridon shall have no further obligations under this
          SECTION 2.2 other than to issue the shares of Hybridon Common Stock that are otherwise issuable as of such date and to issue the shares of Hybridon Common Stock or pay the cash provided for under this SECTION 2.2(b)(iii)(B).

               (iv) ACCELERATION FOR CHANGE IN CONTROL TRANSACTIONS. In the event of a Type A, Type B or Type C Change in Control Transaction that will be consummated prior to the third Hybridon Tranche Payment Date (such consummation date, the "HYBRIDON CLOSING DATE"), then immediately prior to such Hybridon Closing Date (or in the event of a Type C Change in Control Transaction, within five business days of such Hybridon Closing Date), in lieu of ALL OTHER remaining payments or share issuance obligations under this SECTION 2.2 (other than those Hybridon Tranche Payments for which the applicable Hybridon Tranche Payment Date is prior to the Hybridon Closing
     Date), Hybridon shall issue to Isis such number of shares of Hybridon Common Stock as is equal to the following:

                    $2,000,000 DIVIDED BY the Per Share Transaction Value of such Change in Control Transaction, PROVIDED, HOWEVER, that if the Per Share Transaction Value is less than the Hybridon Minimum Price, then the $2,000,000 shall instead be DIVIDED BY the Hybridon Minimum Price, and, PROVIDED FURTHER, that if the Per Share Transaction Value is greater than the Hybridon Maximum Price applicable to the third Hybridon Tranche Period, then the $2,000,000 shall instead be DIVIDED BY such Hybridon Maximum Price.

               PLUS, IF AND ONLY IF the Hybridon Closing Date is prior to the second Hybridon Tranche Payment Date:

                    an additional $2,000,000 DIVIDED BY the Per Share Transaction Value of such Change in Control Transaction, PROVIDED, HOWEVER, that if the Per Share Transaction Value is less than the Hybridon Minimum Price, then the $2,000,000 shall instead be DIVIDED BY the Hybridon Minimum Price and PROVIDED FURTHER that if the Per

                    Share Transaction Value is greater than the Hybridon Maximum Price applicable to the second Hybridon Tranche Period, then the $2,000,000 shall instead be DIVIDED BY such Hybridon Maximum Price.

               PLUS, IF AND ONLY IF the Hybridon Closing Date will be or is prior to the first Hybridon Tranche Payment Date:

                    an additional $2,000,000 DIVIDED BY the Per Share Transaction Value of such Change in Control Transaction, PROVIDED, HOWEVER, that if the Per Share Transaction Value is less than the Hybridon Minimum Price, then the $2,000,000 shall instead be DIVIDED BY the Hybridon Minimum Price and PROVIDED FURTHER that if the Per Share Transaction Value is greater than the Hybridon Maximum Price applicable to the first Hybridon Tranche Period, then the $2,000,000 shall instead be DIVIDED BY that Hybridon Maximum Price.

               (v) TYPE D CHANGE IN CONTROL TRANSACTION. On each Hybridon Tranche Payment Date from and after the occurrence of a Type D Change in Control Transaction, Hybridon shall pay to Isis $2,000,000 in cash in lieu of the shares of Hybridon Common Stock that Hybridon would otherwise be required to issue to Isis on such Hybridon Tranche Payment Date.

               (vi) Notwithstanding the other provisions of this SECTION 2.2(b), if Hybridon would be obligated under this Master Agreement to issue a number of shares of Hybridon Common Stock as would subject such issuance to the approval of Hybridon's stockholders under the rules and regulations of any Stock Market on which the Hybridon Common Stock is then traded, Hybridon may elect to not seek or obtain such approval and instead may issue such lesser number of shares as would not require such approval and may satisfy the balance of its obligation by a cash payment.

          (c) SUCCESSOR ENTITIES. In the event that Hybridon consummates a merger, consolidation, reorganization, share exchange or business combination which does not qualify as a Change in Control Transaction and Hybridon is not the surviving corporation or entity following the consummation of such merger, consolidation, reorganization, share exchange or business combination, then Hybridon shall cause such surviving corporation or entity to comply with and be bound by and subject to (i) the provisions of SECTIONS 2.2(a) and (b), including requiring the surviving corporation or entity to issue common stock of such surviving corporation or entity to Isis, and (ii) the registration obligations and other provisions of this Master Agreement related to the stock so issued by such surviving corporation or entity, to the same extent as such provisions were applicable to Hybridon prior to the consummation of such merger, consolidation, reorganization, share exchange or business combination.

     2.3 ADDITIONAL ISIS CONSIDERATION.

          (a) INITIAL CASH PAYMENT AND ISIS TRANCHE PAYMENTS. In consideration for the agreements contained in this Master Agreement and the licenses contemplated by the License Agreement, Isis shall: (i) unconditionally, and irrespective of any breach of this Master Agreement or the License Agreement by Hybridon, on or prior to 5:00 p.m. (Boston time), on Friday, June 1, 2001, pay to Hybridon by wire transfer in immediately available funds, the sum of Fifteen Million Dollars ($15,000,000), and (ii) unless paid or issued earlier pursuant to SECTION 2.3(b), on the next business day following the end of each Isis Tranche Period, issue to Hybridon such number of shares of Isis Common Stock equal to $5,000,000 ($4,500,000 in the case of the fourth Isis Tranche Period), divided by the Isis Market Price as of the last day of such Isis Tranche Period; provided, however, that if such Isis Market Price is greater than the Isis Maximum Price applicable to such Isis Tranche Period, then such Isis Market Price shall be deemed to be the Isis Maximum Price applicable to such Isis Tranche Period for purposes of calculating the number of shares issuable hereunder for such Isis Tranche Period; and provided, further, that if such Isis Market Price is less than the Isis Minimum Price applicable to such Isis Tranche Period, then such Isis Market Price shall be deemed to be the Isis Minimum Price applicable to such Isis Tranche Period for purposes of calculating the number of shares issuable hereunder for such Isis Tranche Period. The Parties acknowledge and agree that all payments to be made to Hybridon by Isis pursuant to this Master Agreement will allow Hybridon to recoup the expenditures incurred by Hybridon in the research and development of antisense technology undertaken by Hybridon.

          (b) ACCELERATION OF ISIS TRANCHE PAYMENTS

               (i) ACCELERATION EVENTS DURING FIRST ISIS TRANCHE PERIOD. If at any time after the Effective Date the Isis Market Price as of any date which ends on or before the last day of the first Isis Tranche Period:

                    (A) is greater than $26.00, then within ten (10) business days of such date, Isis shall issue to Hybridon 1,030,220 shares of Isis Common Stock less any shares previously issued or then issuable to Hybridon pursuant to SECTION 2.3(b)(i)(B) or SECTION 2.3(b)(i)(C), in lieu of all Isis Tranche Payments, and upon such date Isis shall have no further obligations under this SECTION 2.3 other than to issue the shares of Isis Common Stock that are otherwise issuable on such date and as provided for under this SECTION 2.3(b)(i)(A).

                    (B) is greater than $20.00, but not greater than $26.00, then within ten (10) business days of such date, Isis shall issue to Hybridon 857,143 shares of Isis Common Stock less any shares previously issued or then issuable to Hybridon pursuant to SECTION 2.3(b)(i)(C), in lieu of the first, second and third Isis Tranche Payments, and upon such date Isis shall have no further obligations under SECTION 2.3 with respect to the first, second and third Isis Tranche Periods, under this SECTION 2.3(b)(i)(B) or under SECTION 2.3(b)(i)(C) other than to issue the shares of Isis Common Stock that are otherwise issuable on such date and as provided for under this SECTION 2.3(b)(i)(B).

                    (C) is greater than $14.00, but not greater than $20.00, then within ten (10) business days of such date, Isis shall issue to Hybridon 357,143 shares of Isis Common Stock in lieu of the first Isis Tranche Payment, and upon such date Isis shall have no further obligations under SECTION 2.3 with respect to the first Isis Tranche Period or under this SECTION 2.3(b)(i)(C) other than to issue the shares of Isis Common Stock provided for under this SECTION 2.3(b)(i)(C).

                    (D) is less than $3.00, then within ten (10) business days of such date, Isis shall, at its option either: (x) issue to Hybridon 2,785,714 shares less any shares previously issued or are then issuable to Hybridon pursuant to SECTION 2.3(b)(i)(B) or SECTION 2.3(b)(i)(C), or (y) pay to Hybridon $19,500,000 (or $4,500,000 if
          shares have been previously issued or are then issuable to Hybridon pursuant to SECTION 2.3(b)(i)(B) or $14,500,000 if shares have been previously issued or are then issuable to Hybridon pursuant to SECTION 2.3(b)(i)(C)), in lieu of all remaining Isis Tranche Payments, and upon such date Isis shall have no further obligations under this
          SECTION 2.3 other than to issue the shares of Isis Common Stock that are otherwise issuable on such date and to issue the shares of Isis Common Stock or pay the cash provided for under this SECTION 2.3(b)(i)(D).

          (ii) ACCELERATION EVENTS DURING SECOND ISIS TRANCHE PERIOD. If the Isis Market Price as of any date which ends after the last day of the first Isis Tranche Period and on or before the last day of the second Isis Tranche Period:

               (A) is greater than $26.00, then within ten (10) business days of such date, Isis shall issue to Hybridon 673,077 shares (or 173,077 shares in the event shares have been previously issued or are then issuable to Hybridon pursuant to SECTION 2.3(b)(i)(B) or SECTION 2.3(b)(ii)(B)) of Isis Common Stock in lieu of all remaining Isis Tranche Payments, and upon such date Isis shall have no further obligations under this SECTION 2.3 other than to issue the shares of Isis Common Stock that are otherwise issuable on such date and as provided for under this SECTION 2.3(b)(ii)(A).

               (B) is greater than $20.00, but less than $26.00, and no shares have been previously issued or are then issuable to Hybridon pursuant to
     SECTION 2.3(b)(i)(B), then within ten (10) business days of such date, Isis shall issue to Hybridon 500,000 shares of Isis Common Stock in lieu of the second and third Isis Tranche Payments, and upon such date Isis shall have no further obligations under SECTION 2.3 with respect to the second and third Isis Tranche Periods or under this SECTION 2.3(b)(ii)(B) other than to issue shares of Isis Common Stock provided for under this SECTION 2.3(b)(ii)(B).

               (C) is less than $3.00, then within ten (10) business days of such date, Isis shall, at its option, either: (x) issue to Hybridon 2,071,429 shares (or 642,857 shares if shares have been previously issued or are then issuable to Hybridon pursuant to either SECTION 2.3(b)(i)(B) or
     SECTION 2.3(b)(ii)(B)) of Isis Common Stock or (y) pay to Hybridon $14,500,000 (or $4,500,000 if shares have been previously issued or are then issuable to Hybridon pursuant to either SECTION 2.3(b)(i)(B) or
     SECTION 2.3(b)(ii)(B)), in lieu of all remaining Isis Tranche Payments, and upon such date Isis shall have no further obligations under this SECTION
     2.3 other than to issue the shares of Isis Common Stock that are otherwise issuable on such date and to issue the shares of Isis Common Stock or pay the cash provided for under this SECTION 2.3(b)(ii)(C).

          (iii) ACCELERATION EVENTS DURING THIRD ISIS TRANCHE PERIOD. If the Isis Market Price as of any date which ends after the last day of the second Isis Tranche Period and on or before the last day of the third Isis Tranche
Period:

               (A) is greater than $26.00, then within ten (10) business days of such date, Isis shall issue to Hybridon 423,077 shares (or 173,077 shares if shares have been previously issued or are then issuable to Hybridon pursuant to SECTION 2.3(b)(i)(B), SECTION 2.3(b)(ii)(B) or SECTION 2.3(b)(iii)(b)) of Isis Common Stock, in lieu of all remaining Isis Tranche Payments, and upon such date Isis shall have no further obligations under this SECTION 2.3 other than to issue the shares of Isis Common Stock that are otherwise issuable on such date and as provided for under this SECTION 2.3(b)(iii)(A).

               (B) is greater than $20.00, but not greater than $26.00, and no shares have been previously issued or are then issuable to Hybridon pursuant to SECTION 2.3(b)(i)(B) or SECTION 2.3(b)(ii)(B), then within ten
     (10) business days of such date, Isis shall issue to Hybridon 250,000 shares of Isis Common Stock in lieu of the third Isis Tranche Payments, and upon such date Isis shall have no further obligations under SECTION 2.3 with respect to the third Isis Tranche Period or under this SECTION 2.3(b)(iii)(B) other than to issue the shares of Isis Common Stock provided for under this SECTION 2.3(b)(III)(B).

               (C) is less than $7.00, then within ten (10) business days of such date, Isis shall, at its option, either: (x) issue to Hybridon 1,357,143 shares (or 642,857 shares if shares have been previously issued or are then issuable to Hybridon pursuant to SECTION 2.3(b)(i)(B), SECTION 2.3(b)(ii)(B) or SECTION 2.3(b)(iii)(B)) of Isis Common Stock or (y) pay to Hybridon $9,500,000 (or $4,500,000 if shares have been previously issued or are then issuable to Hybridon pursuant to SECTION 2.3(b)(i)(B), SECTION 2.3(b)(ii)(B) or SECTION 2.3(b)(iii)(B)), in lieu of all remaining Isis Tranche Payments, and upon such date Isis shall have no further obligations under this SECTION 2.3 other than to issue the shares of

     Isis Common Stock that are otherwise issuable on such date and to issue the shares of Isis Common Stock or pay the cash provided for under this SECTION 2.3(b)(III)(C).

          (iv) ACCELERATION EVENTS DURING FOURTH ISIS TRANCHE PERIOD. If the Isis Market Price as of any date which ends after the last day of the third Isis Tranche Period and on or before the last day of the fourth Isis Tranche Period:

               (A) is greater than $26.00, then within ten (10) business days of such date, Isis shall issue to Hybridon 173,077 shares of Isis Common Stock in lieu of all remaining Isis Tranche Payments, and upon such date Isis shall have no further obligations under this SECTION 2.3 other than to issue the share of Isis Common Stock that are otherwise issuable on such date and as provided for under this SECTION 2.3(b)(iv)(A).

               (B) is less than $7.00, then within ten (10) business days of such date, Isis shall, at its option either: (x) issue to Hybridon 642,857 shares of Isis Common Stock or (y) pay Hybridon $4,500,000, in lieu of all remaining Isis Tranche Payments, and upon such date Isis shall have no further obligations under this SECTION 2.3 other than to issue the shares of Isis Common Stock that are otherwise issuable on such date and to issue the shares of Isis Common Stock or pay the cash provided for under this
     SECTION 2.3(b)(iv)(B).

          (v) ACCELERATION FOR CHANGE IN CONTROL TRANSACTIONS. In the event of a Type A, Type B or Type C Change in Control Transaction that will be consummated prior to the fourth Isis Tranche Payment Date (such consummation date, the "ISIS CLOSING DATE"), then immediately prior to such Isis Closing Date (or in the event of a Type C Change in Control Transaction, within five business days of such Isis Closing Date), in lieu of ALL OTHER remaining payments or share issuance obligations under this SECTION 2.3 (other than those Isis Tranche Payments for which the applicable Isis Tranche Payment Date is prior to the Isis Closing Date), Isis shall issue to Hybridon such number of shares of Isis Common Stock as is equal to the following:

                    $4,500,000 DIVIDED BY the Per Share Transaction Value, PROVIDED, HOWEVER, that if the Per Share Transaction Value is less than the Isis Minimum Price applicable to the fourth Isis Tranche Period, then the $4,500,000 shall instead be DIVIDED BY the Isis Minimum Price applicable to the fourth Isis Tranche Period, and, PROVIDED FURTHER, that if the Per Share Transaction Value is greater than the Isis Maximum Price applicable to the fourth such Isis Tranche Period, then the $4,500,000 shall instead be DIVIDED BY such Isis Maximum Price.

               PLUS, IF AND ONLY IF the Isis Closing Date will be or is prior to the third Isis Tranche Payment Date:

                    an additional $5,000,000 DIVIDED BY the Per Share Transaction Value, PROVIDED, HOWEVER, that if Per Share Transaction Price is less than the Isis Minimum Price applicable to the third Isis Tranche Period, then the $5,000,000 shall instead be DIVIDED BY the Isis Minimum Price applicable to the third Isis Tranche Period, and, PROVIDED FURTHER, that if the Per Share Transaction Value is greater than the Isis Maximum Price applicable to the third Isis Tranche Period, then the $5,000,000 shall instead be DIVIDED BY such Isis Maximum Price.

               PLUS, IF AND ONLY IF the Isis Closing Date will be or is prior to the second Isis Tranche Payment Date:

                    an additional $5,000,000 DIVIDED BY the Per Share Transaction Price, PROVIDED, HOWEVER, that if the Per Share Transaction Price is less than the Isis Minimum Price applicable to the second Isis Tranche Period, then the $5,000,000 shall instead be DIVIDED BY the Isis Minimum Price applicable to the second Isis Tranche Period, and, PROVIDED FURTHER, that if the Per Share Transaction Value is greater than the Isis Maximum Price applicable to the second Isis Tranche Period, then the $5,000,000 shall instead be DIVIDED BY such Isis Maximum Price.

               PLUS, IF AND ONLY IF the Isis Closing Date will be or is prior to the first Isis Tranche Payment Date:

                    an additional $5,000,000 DIVIDED BY the Per Share Transaction Price, PROVIDED, HOWEVER, that if Per Share Transaction Price is less than the Isis Minimum Price applicable to the first Isis Tranche Period, then the $5,000,000 shall instead be DIVIDED BY the Isis Minimum Price applicable to the first Isis Tranche Period, and, FURTHER PROVIDED, that if the Per Share Transaction Value is greater than the Isis Maximum Price applicable to the first Isis Tranche Period, then the $5,000,000 shall instead be DIVIDED BY such Isis Maximum Price.

               (vi) TYPE D CHANGE IN CONTROL TRANSACTION. On each Isis Tranche Payment Date from and after the occurrence of a Type D Change in Control Transaction, Isis shall pay to Hybridon $5,000,000 ($4,500,000 in the case of the fourth Isis Tranche Payment Date) in lieu of the shares of Isis Common Stock that Isis would otherwise be required to issue to Hybridon on such Isis Tranche Payment Date.

               (vii) Notwithstanding the other provisions of this SECTION 2.3(b), if Isis would be obligated under this Master Agreement to issue a number of shares of Isis Common Stock as would subject such issuance to the approval of Isis's stockholders under the rules and regulations of the Stock Market on which the Isis Common Stock is then traded, Isis may elect to not seek or obtain such approval and instead may issue such lesser number of shares as would not require such approval and may satisfy the balance of its obligation by a cash payment.

          (c) SUCCESSOR ENTITIES. In the event that Isis consummates a merger, consolidation, reorganization, share exchange or business combination which does not qualify as a Change in Control Transaction and Isis is not the surviving corporation or entity following such merger, consolidation, reorganization, share exchange or business combination, then Isis shall cause such surviving corporation or entity to comply with and be bound by and subject to (i) the provisions of SECTIONS 2.3(a) and (b), including requiring the surviving corporation or entity to issue common stock of such surviving corporation or entity to Hybridon, and (ii) the registration obligations and other provisions of this Master Agreement related to the stock so issued by Isis or such surviving corporation or entity, all to the same extent as such provisions were applicable to Isis prior to the merger, consolidation, reorganization, share exchange or business combination.

          2.4 RESTRICTIVE LEGEND. Each certificate for the shares of Hybridon Common Stock or Isis Common Stock, whichever is applicable, issuable under this
ARTICLE 2 shall be stamped or otherwise imprinted with legends in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR THE DELIVERY OF AN OPINION REASONABLY SATISFACTORY TO THE COMPANY STATING THAT THERE IS A VALID EXEMPTION THEREFROM UNDER SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND SUCH STATE SECURITIES LAWS."

                                   ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF HYBRIDON
                   ------------------------------------------

     As an inducement to Isis to enter into and perform its obligations under this Master Agreement and License Agreement, Hybridon hereby represents and warrants to Isis as of the date hereof as follows:

     3.1 ORGANIZATION AND GOOD STANDING; POWER. Hybridon is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to execute and deliver this Master Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

     3.2 AUTHORIZATION. The execution and delivery by Hybridon of this Master Agreement and the other Transaction Documents to which it is a party, the performance by Hybridon of its obligations hereunder and thereunder, and the consummation by Hybridon of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Hybridon. This Master Agreement and the other Transaction Documents have been duly executed and delivered by Hybridon and constitute the legal, valid and binding obligations of Hybridon, enforceable against Hybridon in accordance with their respective terms, except (a) that enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and (ii) general equity principles and limitations on the availability of equitable relief, including specific performance, and (b) that any rights to indemnity or contribution hereunder or thereunder may be limited by state and federal securities laws and by public policy considerations.

     3.3 NO VIOLATION. The execution, delivery and performance by Hybridon of this Master Agreement and the other Transaction Documents to which it is a party and the consummation by Hybridon of the transactions contemplated hereby and thereby do not and will not:

          (a) conflict with, result in the breach, modification, termination or violation of, or loss of any benefit under, constitute a default under, accelerate the performance required by, result in or give rise to a right to amend or modify the terms of, result in the creation of any lien upon any assets or properties, or in any manner release any party thereto from any obligation under, any mortgage, note, bond, indenture, contract, agreement, lease, license or other instrument or obligation to which Hybridon is a party or by which Hybridon's assets or property are bound;

          (b) conflict with, violate or result in any loss of benefit under, any permit, concession, franchise, order, judgment, writ, injunction, regulation, statute or decree; to which it is subject, or

          (c) conflict with or violate any provision of the Certificate of Incorporation or Bylaws, each as heretofore amended, of Hybridon,

     except where, in the case of (a) and (b) above, such event would not, individually or in the aggregate with other such events, adversely affect the rights of Isis under this Master Agreement and the Transaction Documents or subject Isis to any material liability (contingent or otherwise).

     3.4 NO CONSENT REQUIRED. No consent, approval, order or authorization of, or declaration, filing or registration with, any person, entity or governmental authority is required to be made or obtained by Hybridon in connection with the authorization, execution, delivery or performance of this Master Agreement, the other Transaction Documents to which it is a party or the transactions contemplated hereby or thereby, except for the filing of registration statements and other reports with the Commission, filings related to compliance with the Securities Act, the

Exchange Act and state securities laws and any filings with the Stock Market on which the Hybridon Common Stock is traded.

     3.5 ISSUANCE. The shares of Hybridon Restricted Stock to be delivered by Hybridon hereunder have been duly authorized and, when issued and delivered in accordance with the terms of this Master Agreement, will be validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive rights, rights of first refusal or similar rights.

     3.6 LITIGATION. There is no litigation or governmental or administrative proceeding or investigation pending or, to the knowledge of Hybridon, threatened in writing against Hybridon or its Affiliates which, individually or in the aggregate, reasonably would be expected to have a material adverse effect on the Hybridon Intellectual Property or which would prevent or hinder Hybridon from performing its obligations under this Master Agreement or the other Transaction Documents to which it is a party.

     3.7 INVESTMENT REPRESENTATIONS.

          (a) Hybridon is capable of evaluating the merits and risks of an investment in Isis Restricted Stock. Hybridon has not been formed solely for the purpose of entering into the transactions contemplated in this Master Agreement and is acquiring the Isis Restricted Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale, distribution or fractionalization thereof (except in connection with a registered offering), in whole or in part, and no other person has a direct or indirect interest, beneficial or otherwise in the Isis Restricted Stock, except in compliance with securities laws.

          (b) Hybridon acknowledges its understanding that the private placement and sale to Hybridon of the Isis Restricted Stock to it is exempt from registration under the Securities Act by virtue of the provisions of Regulation
D. In furtherance thereof, Hybridon represents and warrants that it is an "accredited investor" as that term is defined in Regulation D.

          (c) Hybridon agrees that it shall not sell or otherwise transfer any of the Isis Restricted Stock without registration under the Securities Act unless it shall deliver to Isis an opinion of counsel reasonably satisfactory to Isis that an exemption from registration is available. Hybridon fully understands and agrees that it must bear the total economic risk of its purchase of Isis Restricted Stock for an indefinite period of time because, among other reasons, the Isis Restricted Stock will not have been registered under the Securities Act or under the securities laws of any applicable state or other jurisdiction and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless subsequently registered under the Securities Act and under applicable state securities laws or unless an exemption from such registration is available. Hybridon understands that Isis is under no obligation to register the Isis Restricted Stock on its behalf with the exception of certain registration rights as set forth herein. Hybridon understands the lack of liquidity and the restrictions on transfer on the Isis Restricted Stock and that the acquisition of Isis Restricted Stock is suitable only for a person or entity of adequate financial means that has no need for liquidity of its investment and that can afford a total loss of its investment.

     3.8 SEC FILINGS. Except for the filing of its Annual Report on Form 10-K for the year ended December 31, 1999, which was not timely filed, since January 1, 1998, Hybridon has filed with the Commission all forms, reports, schedules, statements, exhibits and other documents (collectively, the "SEC FILINGS") required to be filed by Hybridon pursuant to Section 13, 14 or 15(d) of the Exchange Act on or before the date required to be filed with the Commission. At the time filed, Hybridon's SEC Filings, including without limitation, any financial statements, exhibits and schedules included therein or documents incorporated therein by reference, to Hybridon's knowledge, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be.

     3.9 BROKERS OR FINDERS. There have been no investment bankers, brokers or finders used by Hybridon in connection with the transactions contemplated by the Transactions Documents and no such persons or entities are entitled to a fee or compensation in respect thereof.

                                   ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF ISIS
                     --------------------------------------

     As an inducement to Hybridon to enter into and perform its obligations under this Master Agreement and the License Agreement, Isis hereby represents and warrants to Hybridon as of the date hereof as follows:

     4.1 ORGANIZATION AND GOOD STANDING; POWER. Isis is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to execute and deliver this Master Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

     4.2 AUTHORIZATION. The execution and delivery by Isis of this Master Agreement and the other Transaction Documents to which it is a party, the performance by Isis of its obligations hereunder and thereunder, and the consummation by Isis of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Isis. This Master Agreement and the other Transaction Documents have been duly executed and delivered by Isis and constitute the legal, valid and binding obligations of Isis, enforceable against Isis in accordance with their respective terms, except
(a) that enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and (ii) general equity principles and limitations on the availability of equitable relief, including specific performance, and (b) that any rights to indemnity or contribution hereunder or thereunder may be limited by state and federal securities laws and by public policy considerations.

     4.3 NO VIOLATION. The execution, delivery and performance by Isis of this Master Agreement and the other Transaction Documents to which it is a party and the consummation by Isis of the transactions contemplated hereby and thereby do not and will not:

          (a) conflict with, result in the breach, modification, termination or violation of, or loss of any benefit under, constitute a default under, accelerate the performance required by, result in or give rise to a right to amend or modify the terms of, result in the creation of any lien upon any assets or properties, or in any manner release any party thereto from any obligation under, any material mortgage, note, bond, indenture, contract, agreement, lease, license or other instrument or obligation to which Isis is a party or Isis's assets or property are bound;

          (b) conflict with, violate or result in any loss of benefit under, any permit, concession, franchise, order, judgment, writ, injunction, regulation, statute or decree to which it is subject; or

          (c) conflict with or violate any provision of the Certificate of Incorporation or Bylaws, each as heretofore amended, of Isis,

     except where, in the case of (a) and (b) above, such event would not, individually or in the aggregate with other such events, adversely affect the rights of Hybridon under this Master Agreement and the other Transaction Documents or subject Hybridon to any material liability (contingent or otherwise).

     4.4 NO CONSENT REQUIRED. No consent, approval, order or authorization of, or declaration, filing or registration with, any person, entity or governmental authority is required to be made or obtained by Isis in connection with the authorization, execution, delivery or performance of this Master Agreement, the other Transaction Documents to which it is a party or the transactions contemplated hereby or thereby, except for the filing of registration statements and other reports with the Commission, filings related to compliance with the Securities Act, the Exchange Act and state securities laws and any filings with the Stock Market on which the Isis Common Stock is listed.

     4.5 ISSUANCE. The shares of Isis Restricted Stock to be delivered by Isis hereunder have been duly authorized and, when issued and delivered in accordance with the terms of this Master Agreement, will be validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive rights, rights of first refusal or similar rights.

     4.6 LITIGATION. There is no litigation or governmental or administrative proceeding or investigation pending or, to the knowledge of the Isis, threatened in writing against Isis or its Affiliates which, individually or in the aggregate, reasonably would be expected to have a material adverse effect on the Isis Intellectual Property or which would prevent or hinder Isis from performing its obligations under this Master Agreement or the other Transaction Documents to which it is a party.

     4.7 INVESTMENT REPRESENTATIONS.

          (a) Isis is capable of evaluating the merits and risks of an investment in Hybridon Restricted Stock. Isis has not been formed solely for the purpose of entering into the transactions contemplated in this Master Agreement and is acquiring the Hybridon Restricted Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale, distribution or fractionalization thereof, (except in connection with a registered offering), in whole or in part, and no other person has a direct or indirect interest, beneficial or otherwise in the Hybridon Restricted Stock.

          (b) Isis acknowledges its understanding that the private placement and sale to Isis of the Hybridon Restricted Stock to it is exempt from registration under the Securities Act by virtue of the provisions of Regulation D. In furtherance thereof, Isis represents and warrants that it is an "accredited investor" as that term is defined in Regulation D.

          (c) Isis agrees that it shall not sell or otherwise transfer any of the Hybridon Restricted Stock without registration under the Securities Act unless it shall deliver to Hybridon an opinion of counsel reasonably satisfactory to Isis that an exemption from registration is available. Isis fully understands and agrees that it must bear the total economic risk of its purchase of Hybridon Restricted Stock for an indefinite period of time because, among other reasons, the Hybridon Restricted Stock will not have been registered under the Securities Act or under the securities laws of any applicable state or other jurisdiction and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless subsequently registered under the Securities Act and under applicable state securities laws or unless an exemption from such registration is available. Isis understands that Hybridon is under no obligation to register the Hybridon Restricted Stock on its behalf with the exception of certain registration rights as set forth herein. Isis understands the lack of liquidity and the restrictions on transfer on the Hybridon Restricted Stock and that the acquisition of Hybridon Restricted Stock is suitable only for a person or entity of adequate financial means that has no need for liquidity of its investment and that can afford a total loss of its investment.

     4.8 SEC FILINGS. Since January 1, 1998, Isis has filed with the Commission all SEC Filings required to be filed by Isis pursuant to Section 13, 14 or 15(d) of the Exchange Act on or before the date required to be filed with the Commission. At the time filed, Isis's SEC Filings, including without limitation, any financial statements, exhibits and schedules included therein or documents incorporated therein by reference, to Isis's knowledge, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be.

     4.9 BROKERS OR FINDERS. There have been no investment bankers, brokers or finders used by Isis in connection with the transactions contemplated by the Transactions Documents and no such persons or entities are entitled to a fee or compensation in respect thereof.

                                   ARTICLE 5

                           CLOSING DELIVERIES OF ISIS
                           --------------------------

     Isis hereby unconditionally agrees, irrespective of any breach of this Master Agreement or the License Agreement by Hybridon, to deliver to Hybridon at or prior to 5:00 p.m. (Boston time) on Friday, June 1, 2001:

          (a) An executed counterpart of the License Agreement;

          (b) A certificate of the appropriate officer of Isis certifying as to the resolutions adopted by the board of directors authorizing the execution, delivery, and performance by Isis of this Master Agreement and the License Agreement and the consummation of the transactions contemplated hereby and thereby;

          (c) An opinion of counsel to Isis which shall address the Isis Common Stock to be issued under this Master Agreement in regards to its due authorization and, when issued, its being legally and validly issued, fully paid and non-assessable.

          (d) The cash payment referred to in SECTION 2.3(a) above.

                                   ARTICLE 6

                         CLOSING DELIVERIES OF HYBRIDON
                         ------------------------------

     Isis shall have received at or prior to the Effective Date:

          (a) An executed counterpart of the License Agreement;

          (b) A certificate of the appropriate officer of Hybridon certifying as to the resolutions adopted by the board of directors authorizing the execution, delivery, and performance by Hybridon of this Master Agreement and the License Agreement and the consummation of the transactions contemplated hereby and thereby; and

          (c) An opinion of counsel to Hybridon which shall address the Hybridon Common Stock to be issued under this Master Agreement in regards to its due authorization, and, when issued, its being legally and validly issued, fully paid and non-assessable.

                                   ARTICLE 7

                               REGISTRATION RIGHTS
                               -------------------

          7.1 HYBRIDON REGISTRATION OBLIGATIONS.

          (a) For each issuance of Hybridon Common Stock hereunder, Hybridon shall, at its own expense:

               (i) prepare and file, within ten (10) business days of each such issuance of Hybridon Common Stock, with the Commission a registration statement to register for resale on the Stock Market on which Hybridon's Common Stock is then traded, the Hybridon Common Stock so issued and use its best efforts to cause such registration statement to be declared effective by the Commission as promptly as practicable; and

               (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the first anniversary of the date of such issuance of Hybridon Common Stock, or, if earlier, until such time as Isis shall have completed the distribution of all Hybridon Common Stock covered by the registration statement, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such effective period in accordance with the intended methods of disposition by Isis, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act. Hybridon is entitled to withdraw such registration statement at such time as it no longer is required to keep such registration statement effective under this clause (ii) and following such withdrawal Isis shall have no further right to offer or sell any Hybridon Common Stock pursuant to such registration statement; and

               (iii) provide a transfer agent and registrar for all Hybridon Common Stock so issued to Isis not later than the effective date of such registration statement.

          (b) Isis will furnish to Hybridon in writing such information as Hybridon may reasonably require from Isis, and otherwise reasonably cooperate with Hybridon, in connection with any registration statement to be filed pursuant to subparagraph (a) above.

          (c) Subject to SECTION 9.1, Hybridon will indemnify Isis against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Hybridon of any rule or regulation promulgated under federal and state securities laws applicable to Hybridon and relating to any action or inaction required of Hybridon in connection with any such registration, qualification or compliance, and Hybridon will reimburse Isis for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that Hybridon will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to Hybridon in an instrument duly executed by Isis for use in such prospectus, offering circular or other document (or in any related registration statement, notification or the like).

          (d) Subject to SECTION 9.1, Isis will indemnify Hybridon against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statement therein, in light of the circumstance in which they were made, not misleading, and Isis will reimburse Hybridon for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that this paragraph (e) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon written information furnished to Hybridon in an instrument duly executed by Isis for use in such prospectus, offering circular or other document (or related registration statement, notification or the like) or any amendment or supplement thereto; and, provided further, that Isis's liability hereunder with respect to any particular registration shall be limited to an amount equal to the net proceeds received by Isis from the Hybridon Common Stock sold by Isis under such registration statement.

     7.2 ISIS REGISTRATION OBLIGATIONS.

          (a) For each issuance of Isis Common Stock hereunder, Isis shall, at its own expense:

               (i) prepare and file, within ten (10) business days of each such issuance of Isis Common Stock, with the Commission a registration statement to register for resale on the Stock Market on which Isis's Common Stock is then traded, the Isis Common Stock so issued and use its best efforts to cause such registration statement to be declared effective by the Commission as promptly as practicable;

               (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the first anniversary of the date of such issuance of Isis Common Stock, or, if earlier, until such time as Hybridon shall have completed the distribution of all Isis Common Stock covered by the registration statement, and comply with the provisions of the Securities Act with respect to the disposition of all securities of all Isis Common Stock covered by such registration statement during such effective period in accordance with the intended methods of disposition by Hybridon, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act. Isis is entitled to withdraw such registration statement at such time as it no longer is required to keep such registration statement effective under this clause (ii) and following such withdrawal Hybridon shall have no further right to offer or sell any Isis Common Stock pursuant to such registration statement; and

               (iii) provide a transfer agent and registrar for all Isis Common Stock so issued to Hybridon not later than the effective date of such registration statement.

          (b) Hybridon will furnish to Isis in writing such information as Isis may reasonably require from Hybridon, and otherwise reasonably cooperate with Isis in connection with any registration to be filed pursuant to subparagraph
(a) above.

          (c) Subject to SECTION 9.1, Isis will indemnify Hybridon against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Isis of any rule or regulation promulgated under federal and state securities laws applicable to Isis and relating to any action or inaction required of Isis in connection with any such registration, qualification or compliance, and Isis will reimburse Hybridon for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that Isis will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to Isis in an instrument duly executed by Hybridon for use in such prospectus, offering circular or other document (or in any related registration statement notification or the like).

          (d) Subject to SECTION 9.1, Hybridon will indemnify Isis against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances in which they were made, not misleading, and Hybridon will reimburse Isis for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that this paragraph (e) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon written information furnished to Isis in an instrument duly executed by Hybridon for use in such prospectus, offering circular or other document (or related registration statement, notification or the like) or any amendment or supplement thereto; and, provided further, that Hybridon's liability hereunder with respect to any particular registration shall be limited to an amount equal to the net proceeds received by Hybridon from the Isis Common Stock sold by Hybridon in such registration.

     7.3 FILING REQUIREMENTS. With a view to making available to each of the Parties the benefits of Rule 144 promulgated under the Securities Act ("RULE 144") and any other rule or regulation of the SEC that may at any time permit such Parties to sell their respective shares of Hybridon Common Stock or Isis Common Stock issued under this Master Agreement to the public without registration or pursuant to a registration on Form S-3, each of Hybridon and Isis covenants and agrees to take commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144; (ii) file with the Commission in a timely manner all reports and other documents required of such Party under the Securities Act and the Exchange Act, and (iii) furnish to the other Party upon the other Party's request, (A) a copy of such Party's most recent annual or quarterly report, and (B) such other information as may be reasonably requested by the other Party in order to avail the other Party of any rule or regulation of the Commission that permits the selling pursuant to a registration statement. Notwithstanding the foregoing, a Party's covenants and agreements under this SECTION 7.3 shall terminate and be of no further force or effect from and after such time as the other Party may resell all of the Common Stock of such Party issued to the other Party under this Master Agreement pursuant to paragraph (k) of Rule 144 under the Securities Act or, if earlier, such date as the other Party shall have sold or otherwise distributed all of such Common Stock.

     7.4 LIMITATION ON REGISTRATION OBLIGATIONS. Notwithstanding anything in this Master Agreement to the contrary, if either Party (the "Blocking Party") shall furnish to the other Party (the "Selling Party") a certificate signed by the President or Chief Executive Officer of the Blocking Party, stating that its Board of Directors has made the good faith determination (i) that continued use by the Selling Party, of a registration statement filed pursuant to ARTICLE 7 for purposes of effecting offers or sales of Common Stock of a Blocking Party, pursuant thereto would require, under the Securities Act, premature disclosure in the registration statement (or the prospectus relating thereto) of material, nonpublic information concerning the Blocking Party, its business or prospects or any of its proposed material transactions, (ii) that such premature disclosure would be materially adverse to the Blocking Party, then (x) the Blocking Party may postpone the filing or effectiveness of such registration statement, or (y) suspend the right of the Selling Party to use the registration statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Common Stock of the Blocking Party pursuant thereto. Notwithstanding the foregoing, neither Party shall under any circumstances be entitled to exercise its right to postpone the filing or effectiveness of, or suspend the use of, a registration statement more than two (2) times in any twelve (12) month period, and the aggregate number of days during which the filing or effectiveness of, or the suspension of the use of, the registration statement may be postponed or suspended shall not exceed ninety (90) days in any such (12) month period. Each Party hereby covenants and agrees that it will not sell any Isis Common Stock or Hybridon Common Stock, as the case may be, pursuant to a registration statement filed under this ARTICLE 7 during a period in which the ability to sell thereunder is suspended as set forth in this SECTION 7.4 and will maintain in confidence the fact and content of any notice provided under this SECTION 7.4.

     The effectiveness of a registration statement may not be postponed and the rights of a Selling Party to sell shares under a registration statement may not be suspended under this SECTION 7.4 unless the Blocking Party has similarly suspended distribution rights under any other effective registration statement of which it is the registrant (except for registration statements on

Form S-8) and has similarly suspended the rights of its officers and directors to trade in its securities for at least the same 90 day period.

                                   ARTICLE 8

                            POST EFFECTIVE COVENANTS
                            ------------------------

     8.1 ISIS'S VOTING RESTRICTIONS. Isis agrees that, at all times during the Restriction Period, at any meeting or vote by written consent in lieu thereof of the stockholders of Hybridon, however called, Isis shall cause all outstanding shares of Hybridon Restricted Stock that are beneficially owned by Isis or its Affiliates as of the record date fixed for such meeting or on the date of a vote by written consent to be voted in accordance with and in the same proportion as the votes of the other stockholders of Hybridon, not including abstentions. By way of example, if at Hybridon's annual meeting, stockholders holding at least 70% of the combined voting power of Hybridon's voting securities then outstanding, excluding Isis, vote in favor of a proposal, 10% against and 20% abstain, then Isis shall be required to vote 87.5% of its Hybridon Common Stock in favor of such proposal and 12.5% against.

     8.2 HYBRIDON'S VOTING RESTRICTIONS. Hybridon agrees that, at all times during the Restriction Period, at any meeting or vote by written consent in lieu thereof of the stockholders of Isis, however called, Hybridon shall cause all outstanding shares of Isis Restricted Stock that are beneficially owned by Hybridon or its Affiliates as of the record date fixed for such meeting or on the date of a vote by written consent to be voted in accordance with and in the same proportion as the votes of the other stockholders of Isis, not including abstentions. By way of example, if at Isis's annual meeting, stockholders holding at least 70% of the combined voting power of Isis's voting securities then outstanding, excluding Hybridon, vote in favor of a proposal, 10% against and 20% abstain, then Hybridon shall be required to vote 87.5% of its Isis Common Stock in favor of such proposal and 12.5% against.

     8.3 RESTRICTIONS ON ISIS'S SALE OF ITS HYBRIDON COMMON STOCK. During the Restriction Period, Isis may only sell, assign, transfer or otherwise dispose of , or engage in any short selling or hedging transaction in respect of (for purposes of SECTIONS 8.3 and 8.4, "sell"), any of the Hybridon Restricted Stock, whether in a private or public sale, pursuant to the conditions and restrictions in this SECTION 8.3, PROVIDED, HOWEVER, that nothing in this SECTION 8.3 shall prohibit Isis from transferring the Hybridon Restricted Stock to an Affiliate of Isis that has agreed, in writing with Hybridon, to be bound by the terms of this
ARTICLE 8. During the Restriction Period, Isis shall not sell in any 180-day period a number of shares of Hybridon Restricted Stock in excess of one percent (1%) of the total outstanding shares of Hybridon Common Stock determined on an as-converted basis (which shall be calculated by adding the total number of shares of Hybridon Common Stock outstanding and the total number of shares of Hybridon Common Stock issuable upon conversion of outstanding convertible securities of Hybridon (excluding options and warrants)); PROVIDED, HOWEVER, that in the event the Hybridon Market Price as of a specified date is less than the Hybridon Minimum Price, then in the following 180 day period, Isis shall be allowed to sell a number of shares of Hybridon Restricted Stock that does not exceed three percent (3%) of the total outstanding shares of Hybridon Common Stock determined on an as-converted basis. For the purposes of this
SECTION 8.3, (i) the number of outstanding shares of Hybridon Common Stock and the number of outstanding shares of Hybridon Common Stock issuable upon conversion of outstanding convertible securities of Hybridon (excluding options and warrants) shall be the actual numbers at the time if known by Isis or, if not known, the stated numbers of such shares reflected in Hybridon's most recent filing of a Form 10-Q or Form 10-K.

     8.4 RESTRICTIONS ON HYBRIDON'S SALE OF ITS ISIS COMMON STOCK. During the Restriction Period, Hybridon may only sell any of the Isis Restricted Stock, whether in a private or public sale, pursuant to the conditions and restrictions in this SECTION 8.4, PROVIDED, HOWEVER, that nothing in this SECTION 8.4 shall prohibit Hybridon from transferring the Isis Restricted Stock to an Affiliate of Hybridon that has agreed, in writing with Isis, to be bound by the terms of this
ARTICLE 8. During the Restriction Period, Hybridon shall not sell in any 180-day period a number of shares of Isis Restricted Stock in excess of one percent (1%) of the total outstanding shares of Isis Common Stock determined on an as-converted basis (which shall be calculated by adding the total number of shares of Isis Common Stock outstanding and the total number of shares of Isis Common Stock issuable upon conversion of outstanding convertible securities of Isis (excluding options and warrants)); provided, however, that in the event the Isis Market Price as of a specified date is less than the Isis Minimum Price for the Isis Tranche Period during which such date occurs, then in the following 180 day period, Hybridon shall be allowed to sell a number of shares of Isis Restricted Stock that does not exceed three percent (3%) of the total outstanding shares of Isis Common Stock determined on an as-converted basis. For the purposes of this SECTION 8.4, the number of outstanding shares of Isis Common Stock and the number of shares of Isis Common Stock issuable upon conversion of outstanding convertible securities of Isis (excluding options and warrants) shall be the actual numbers at the time if known by Hybridon or, if not known, the stated numbers of such shares reflected in Isis's most recent filing of a Form 10-Q or Form 10-K.

     8.5 CERTAIN TRANSACTIONS PROHIBITED. Notwithstanding any provision herein to the contrary, for so long as a Party shall hold Isis Restricted Stock or Hybridon Restricted Stock, as the case may be such Party agrees that it will not and will cause its Affiliates to not: (i) except pursuant to SECTION 2.2 and
SECTION 2.3, whichever is applicable, acquire, directly or indirectly, by purchase or otherwise, of record or beneficially, any capital stock of the other Party, any securities of the other Party convertible into capital stock of the other Party (which for purposes of this Master Agreement shall include without limitation convertible notes), or any rights, options or warrants to acquire capital stock of the other Party; (ii) "solicit" proxies with respect to voting securities of the other Party under any circumstances or become a "participant" in any "election contest" relating to the election of directors of the other Party, as such terms are defined in Regulation 14A under the Exchange Act; (iii) deposit any voting securities of the other Party in a voting trust or subject them to a voting agreement or other agreement of similar effect; (iv) initiate, propose or otherwise solicit stockholders of the other Party for the approval of one or more stockholder proposals at any time, or induce or attempt to induce any other person to initiate any stockholder proposal; (v) present, or propose to present, publicly or otherwise, to the other Party, its Board of Directors or its stockholders any proposal or offer for a merger, tender or exchange offer or other form of business combination involving the other Party, or effect, propose to effect or cause to occur any of the foregoing; (vi) take any action individually or jointly with any person, corporation, entity or group or assist any person, corporation, entity or group in taking any action such Party could not take individually under the terms of this Master Agreement, or (vii) take any action which would be reasonably likely to require such Party to make a public announcement regarding a possible transaction involving such Party.

     8.6 WAIVER OF RESTRICTIONS. Notwithstanding anything to the contrary set forth herein, either Party may, at any time and from time to time, waive in writing any of the conditions or restrictions contained in this ARTICLE 8. Each Party agrees to keep any request for a waiver and the approval or denial thereof confidential under the terms of Section 7.1 of the License Agreement.

     8.7 RESERVATION OF SHARES.

          (a) BY HYBRIDON. Hybridon will at all times reserve and keep available, solely for issuance and delivery pursuant to this Master Agreement, such number of shares of Hybridon Common Stock equal to the maximum number of shares of Hybridon Restricted Stock as from time to time may be issuable under this Master Agreement assuming the Hybridon Market Price is the Hybridon Minimum Price.

          (b) BY ISIS. Isis will at all times reserve and keep available, solely for issuance and delivery pursuant to this Master Agreement, such number of shares of Isis Common Stock equal to the maximum number of shares of Isis Restricted Stock as from time to time may be issuable under this Master Agreement assuming the Isis Market Price is the Isis Minimum Price.

     8.8 CHANGE IN CONTROL OF HYBRIDON. In the event of a Change in Control Transaction by Hybridon, then Isis's obligations in SECTIONS 8.1, 8.3 and 8.5 shall terminate and the Hybridon Common Stock restricted pursuant thereto shall be released from such restrictions.

     8.9 CHANGE IN CONTROL OF ISIS. In the event of a Change in Control Transaction by Isis, then Hybridon's obligations in SECTIONS 8.2, 8.4 and 8.5 shall terminate and the Isis Common Stock restricted pursuant thereto shall be released from such restrictions.

                                   ARTICLE 9

                        INDEMNIFICATION AND CONTRIBUTION
                        --------------------------------

     9.1 INDEMNIFICATION. The following provisions shall govern the rights and the duties of the Parties in the event a Party seeks indemnity from the other Party under the provisions of either SECTIONS 7.1 or 7.2, or both, as the case may be.

          (a) Each party entitled to indemnification (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; PROVIDED, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, PROVIDED, FURTHER, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party's expense; PROVIDED, HOWEVER, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicting interests between the Indemnified Party and any other party represented by such counsel in such proceeding; PROVIDED FURTHER that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party which consent shall not be unreasonably withheld.

          (b) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in SECTIONS 7.1 and 7.2 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any expenses, losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such Party may be subject in such proportion as is appropriate to reflect the relative fault of the Indemnified Party on the one hand and the Indemnifying Party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Indemnified Party and the Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnified Party or the Indemnifying Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Party agrees that it would not be just and equitable if contribution pursuant to this SECTIONS 9.1(b) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph, (a) in no case shall any Party be liable or responsible for any amount in excess of the net proceeds received by such Party from the offering of the securities of the other Party registered on its behalf under either SECTION 7.1 or 7.2, as the case may be, and (b) the Party filing the registration statement shall be liable and responsible for any amount in excess of such proceeds; PROVIDED, HOWEVER, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any Party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such Party in respect of which a claim for contribution may be made against another Party under this paragraph, notify such Party from whom contribution may be sought, but the omission to so notify such Party from whom contribution may be sought shall not relieve such Party from any other obligation may have thereunder or otherwise under this paragraph except to the extent that such Party is adversely affected by such failure. No Party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld.

                                   ARTICLE 10

                           TERM AND EVENTS OF DEFAULT
                           --------------------------

     10.1 TERM. This Master Agreement shall commence upon execution and remain in effect for ten years.

     10.2 BREACH OF NONPAYMENT AND FAILURE TO COMPLY WITH ARBITRATION ORDER.

          (a) BREACH OF NONPAYMENT. In the event a Party is in breach of any its obligations under either SECTION 2.2 or SECTION 2.3, then the non-breaching Party may give written notice to the breaching Party of such breach. Within ten
(10) business days of the receipt by the breaching Party of such written notice, the breaching Party shall cure the breach, PROVIDED, HOWEVER, that if the breaching Party believes that a bona fide dispute exists as to the amount of any payment, then the breaching Party may, not later than five business days following the notice of the breach, (i) provide the non-breaching Party with a written notice setting forth the nature of the dispute and the amount in dispute, and (ii) at the same time, pay to the non-breaching Party the amount of the payment which is not in dispute. Failure to either cure such breach OR take the actions required under subsection (i) or (ii) above, whichever action is applicable, shall be an "EVENT OF DEFAULT".

               If part or all of a payment is in dispute hereunder, either Party may submit the dispute to arbitration pursuant to SECTION 11.14, in which case the non-payment of the disputed portion shall not be deemed a breach during the pendency of the arbitration. If the final arbitration order or ruling issued in the arbitration proceeding resolves the dispute against the breaching Party and orders the breaching Party to pay all or part of the disputed portion to the non-breaching Party, then the arbitrator shall include in its award, in addition to such other remedies as it deems appropriate, the following against the breaching Party: (A) attorneys' fees of the non-breaching Party, the fees of the arbitrator and the costs and expenses of the arbitration, (B) any Lost Profits, and (C) in the case the arbitrator finds that a cash payment was due, an amount equal to interest at a rate equal to the lower of 1.5% per month, compounded monthly, or the highest rate permitted by law on the amount of cash determined to have been due commencing on the due date determined by the arbitrator through the date of actual payment.

          (b) FAILURE TO COMPLY WITH ARBITRATION ORDER. If an arbitrator has rendered a ruling pursuant to Article VIII of the License Agreement that a Party has materially breached this Master Agreement or the License Agreement, which ruling specified the remedies imposed on such breaching Party for such breach, including, without limitation, a ruling on a dispute as to breach of SECTION 2.2 or 2.3 as contemplated by SECTION 10.2(a) (the "ADVERSE RULING"), and the breaching Party has failed to comply with the terms of the Adverse Ruling within the time period specified therein for compliance, or if such compliance cannot be fully achieved by such date, the breaching Party has failed to commence compliance and to use diligent efforts to achieve full compliance as soon thereafter as is reasonably possible, then such failure shall be deemed an "EVENT OF DEFAULT".

     10.3 REMEDIES UPON AN EVENT OF DEFAULT. Upon the occurrence of an Event of Default and written notice to the defaulting Party, (i) the defaulting Party shall have no further rights under this Master Agreement (except, in the event that the licenses and sublicenses granted by the defaulting Party under the License Agreement remain in effective under SECTION 9.2(d) of the License Agreement, the right to receive Common Stock and cash of the non-defaulting Party pursuant to SECTION 2.2 or 2.3, whichever is applicable and the right to have such stock registered, and the provisions relating thereto under SECTION
7), but shall continue to be liable for all of its obligations under this Master Agreement, including but not limited to the obligation to issue Isis or Hybridon Common Stock or pay cash to the non-defaulting Party pursuant to SECTION 2.2 or 2.3, whichever is applicable, and (ii) the non-defaulting Party shall have no further obligations under this Master Agreement other than its obligation to issue Isis or Hybridon Common Stock or pay cash to the defaulting Party pursuant to SECTION 2.2 or 2.3, whichever is applicable, and the obligations to register such stock and the other obligations under SECTION 7 relating thereto, but shall continue to have all of its rights under this Master Agreement, including but not limited to the right to receive Common Stock and cash of the defaulting Party pursuant to SECTION 2.2 or 2.3, whichever is applicable and the benefits of any voting restrictions and trading restrictions imposed under ARTICLE 8 on the other party, the benefits of any registration provisions under ARTICLE 7 and rights arising out of any breach of representations or warranties or other covenants of the defaulting Party under the Agreement.

     10.4 SURVIVAL. The terms and conditions in SECTIONS 7.1(a)(ii), 7.1(c), 7.1(d), 7.2(a)(ii), 7.2(c), 7.2(d) AND 7.4, ARTICLE 9 and SECTIONS 10.2, 10.3
and 11.14 shall survive termination or expiration of this Master Agreement.

     10.5 FAILURE TO MAKE MASTER AGREEMENT DELIVERIES. Notwithstanding any provision in this Master Agreement to the contrary, if Isis breaches Section 2.3(a)(i) or Article 5 of this Master Agreement, Hybridon shall have the right, at its sole election, effective immediately upon written notice to Isis, to terminate this Master Agreement AB INITIO. The Parties hereby agree that termination of this Master Agreement as provided in this Section 10.5 shall not be the exclusive remedy of Hybridon in the event of a breach of Section 2.3(a)(i) or Article 5 of this Master Agreement by Isis and that Hybridon shall be entitled to seek any and all other remedies to which Hybridon may be entitled at law or in equity, including without limitation seeking to enforce the provisions of Section 2.3(a)(i) and Article 5 of this Master Agreement. In the event of any action by Hybridon for payment under Section 2.3(a)(i) and Article 5 of this Master Agreement, Hybridon shall be entitled to reimbursement of attorney's fees and other collection costs incurred by Hybridon and an amount equal to interest at the rate equal to the lower of 1.5% per month, compounded monthly, or the highest rate permitted by law on the amount of cash due commencing on the due date through the date of actual payment.

                                   ARTICLE 11

                            MISCELLANEOUS PROVISIONS

     11.1 ADJUSTMENTS FOR DIVIDENDS, SPLITS, REORGANIZATIONS, RECLASSIFICATIONS, ETC.

          (a) If after the date hereof (i) the outstanding shares of the Isis Common Stock or Hybridon Common Stock, as the case may be (for purposes of this SECTION 11.1(a), the "Subject Stock") shall be subdivided or split into a greater number of shares or a dividend in Subject Stock shall be paid in respect of such Subject Stock, (ii) the outstanding shares of Subject Stock are combined, (iii) a Party shall pay a dividend in securities of the Party (other than Subject Stock) or of the property (including cash) on the Subject Stock, or
(iv) there shall occur any merger, consolidation, capital reorganization or reclassification in which the Subject Stock is converted or exchanged for securities, cash or other property (other than as part of a Change of Control Transaction), all dollar amounts and share quantities in this Master Agreement, as well as the class or series of stock constituting the Subject Stock, shall be adjusted to reflect such stock splits, stock dividend, combination, other dividend, merger, consolidation, capital reorganization or reclassification consistent with the economic intent of the parties, PROVIDED, HOWEVER, there shall be no adjustments to the amount of any cash payments which either Party may be obligated to make or have the election to make in lieu of the issuance of shares of Subject Stock. After any event referenced in clauses (i) through (iv) is consummated, if applicable, all references herein to Isis Common Stock or Hybridon Common Stock, as the case may be, shall be deemed to refer to the capital stock or property (including cash) into or for which the Subject Stock was converted or exchanged, with the necessary changes in detail. All calculations under this SECTION 11.1 shall be made to the nearest cent or whole number amount for shares.

          (b) Upon the happening of any event referenced in clauses (i) through
(iv) in SECTION 11.1(a), the Party whose Common Stocks is so affected shall forthwith give written notice thereof to the other Party stating the adjusted figures and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     11.2 SUCCESSORS AND ASSIGNS. This Master Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, except that neither Party may assign its respective obligations hereunder, including an assignment by merger or by operation of law, without the prior written consent of the other Party, unless such assignment is in connection with the sale or transfer of all or substantially all of the business or assets of the assigning Party. Any attempted assignment in contravention of this provision shall be void.

     11.3 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered by hand, by facsimile, or by certified mail, postage prepaid, return receipt requested:

          (a) If to Hybridon, at the address set forth below:

                       Hybridon, Inc.
                       345 Vassar Street
                       Cambridge, MA  02139
                       Attention:  President
                       Telephone:  617-679-5500
                       Facsimile:   617-679-5592

              WITH A COPY TO:

                       James Pollock, Esq.
                       Holland & Knight, LLP
                       10 St. James Avenue
                       Boston, MA  02116
                       Telephone:  (617) 523-2700
                       Facsimile:   (617) 523-6850

          (b) If to Isis:

                       Isis Pharmaceuticals, Inc.
                       2292 Faraday Avenue
                       Carlsbad, CA 92008
                       Attention:  President
                       Telephone:  (760) 931-9200
                       Facsimile:  (760) 931-9639l

              WITH A COPY TO:

                       L. Kay Chandler, Esq.
                       Cooley Godward LLP
                       4365 Executive Drive, Suite 1100
                       San Diego, CA  92121
                       Telephone:  (858) 550-6000
                       Facsimile:  (858) 453-3555

     Any notice or other communication so addressed and so delivered shall be deemed to have been received on the date of hand delivery or facsimile or, if sent by certified mail, return receipt requested, on the date of mailing.

     11.4 ENTIRE AGREEMENT; ATTACHMENTS.

          (a) This Master Agreement and all exhibits hereto, together with the Transaction Documents, represent the entire understanding and agreement between the Parties with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between the Parties.

          (b) If the provisions of the License Agreement are inconsistent with the provisions of this Master Agreement, the provisions of the License Agreement shall prevail. The Exhibits are hereby incorporated as integral parts of this Master Agreement.

     11.5 SEVERABILITY. Any provision of this Master Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Master Agreement invalid, illegal or unenforceable in any other jurisdiction. The language in this Master Agreement is acknowledged by the Parties to be language chosen by the Parties to express their mutual consent, and no rule of strict construction against any Party shall apply to any term or provision hereof.

     11.6 INVESTIGATION OF THE PARTIES. All representations and warranties contained herein which are made to the best knowledge of a Party shall require that such Party investigate and inquire with respect thereto to the extent that a reasonable business person would make such investigation and inquiry in light of the circumstances at the time, without regard to this transaction.

     11.7 EXPENSES. Except as otherwise expressly provided herein, Hybridon, on the one hand, and Isis on the other hand, will pay all fees and expenses (including, without limitation, legal and accounting fees and expenses) incurred by them in connection with the transactions contemplated hereby.

     11.8 GOVERNING LAW. This Master Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules of any jurisdiction.

     11.9 SECTION HEADINGS. The section headings are for the convenience of the Parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the Parties.

     11.10 COUNTERPARTS. This Master Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document. A copy or facsimile of a signature shall be binding upon the signatory as if it were an original signature.

     11.11 WAIVER AND MODIFICATION. A Party may only waive the failure of another Party to comply with any of such Party's obligations, agreements or conditions as set forth herein expressly in writing. To the extent permitted by law, this Master Agreement may be amended or modified in whole or in part by an agreement in writing executed on behalf of the Parties at any time.

     11.12 NO WAIVER. No failure on the part of any Party to exercise, and no delay in exercising (except where a specific time period is specified) any right shall operate as a waiver thereof, nor shall any single or partial exercise by any Party of any right preclude any other future exercise thereof or the exercise of any other right. No investigation, review or audit by either party of the other prior to or after the date hereof shall stop or prevent either Party from exercising any right hereunder or be deemed to be a waiver of any such right.

     11.13 FURTHER ASSURANCES. At any time and from time to time after the Effective Date, each party shall promptly execute and deliver such instruments of transfer, conveyance, assignment and confirmation, and take all such other action as the other Party may reasonably request to carry out the purpose and intent of this Master Agreement.

     11.14 DISPUTE RESOLUTION.

          (a) Any Party must submit any dispute under this Master Agreement to arbitration pursuant to the terms and conditions set forth in Article VII of the License Agreement.

          (b) Nothing in this SECTION 11.14 shall prevent either Party from seeking from a court of competent jurisdiction a preliminary injunction, temporary restraining order or similar relief in order to prevent or limit an irreparable harm that may occur in the absence thereof.

     11.15 NO CONSEQUENTIAL DAMAGES. NEITHER PARTY HERETO WILL BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.

     11.16 CONFIDENTIALITY. The Parties hereto agree that the provisions of the License Agreement relating to confidentiality are incorporated herein by reference.

                    [Remainder of page intentionally omitted]

     IN WITNESS WHEREOF, the parties hereto have caused this Master Agreement to be executed as of the date first written above.

                                 HYBRIDON, INC.

                                 By: /s/ Sudhir Agrawal
                                    ---------------------------------------
                                    Title:  President and CSO
                                          ---------------------------------




                                 ISIS PHARMACEUTICALS, INC.

                                 By: /s/ B. Lynne Parshall
                                    ---------------------------------------
                                    Title:  Executive Vice President
                                          ---------------------------------

                                    EXHIBIT A

                                LICENSE AGREEMENT

Incorporated by reference to Exhibit 10.71 to Hybridon's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001.